Calculation of Filing Fee Tables
S-3
Rocket Companies, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock, par value $0.00001 per share	Other	291,203	$ 19.08	$ 5,556,153.24	0.0001381	$ 767.30
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 5,556,153.24		$ 767.30
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 767.30
Offering Note
[1]	Note 1(a): Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions. Note 1(b): This Registration Statement on Form S-3 registers 291,203 shares of Rocket Companies, Inc.'s ("Rocket") common stock, par value $0.00001 (the "Rocket Common Stock") issuable to former service providers of Mr. Cooper Group Inc. ("Mr. Cooper") who were granted certain awards of restricted stock units ("Former Employee RSUs") of Mr. Cooper prior to the consummation of the transactions pursuant to the Agreement and Plan of Merger, dated as of March 31, 2025, by and among Rocket, Mr. Cooper, Maverick Merger Sub, Inc. and Maverick Merger Sub 2, LLC (such transactions, the "Mr. Cooper Acquisition"), in accordance with which Rocket acquired Mr. Cooper. In connection with the Mr. Cooper Acquisition, Rocket assumed the Former Employee RSUs. Note 1(c): Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of Rocket Common Stock reported by the New York Stock Exchange on September 25, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A